RCI to Participate in Noble Capital Markets Conference on April 20-21, 2022
HOUSTON—April 14, 2022—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today announced CEO Eric Langan and CFO Bradley Chhay will present and meet investors at Noble Capital Markets’ 18th Annual Investor Conference on Wednesday and Thursday, April 20 and 21, at the Hard Rock Hotel & Casino, Hollywood, FL.
RCI’s presentation is scheduled for April 20 at 2 PM ET. A PDF of the presentation will be available at this link. A high-definition, video webcast will be available the next day at this link. The webcast will be archived for 90 days.
Investors can also meet management at breakout sessions scheduled for April 20 at 11:30 AM ET at Table 1 and April 21 at 10 AM ET at Table 3 and 1:45 PM ET at Table 7.
Investor registration to attend the conference is free. Visit https://www.nobleconference.com/eighteen.
About Noble Capital Markets, Inc. www.noblecapitalmarkets.com
Noble Capital Markets is a research driven investment bank that has supported small & microcap companies since 1984. As a FINRA and SEC licensed broker dealer Noble provides institutional-quality equity research, merchant and investment banking, and order execution services. In 2005, Noble established NobleCon, an investor conference that has grown substantially over the last decade.
About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) www.rcihospitality.com
With more than 50 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Chicago, Dallas-Fort Worth, Houston, Miami, Minneapolis, Denver, St. Louis, Charlotte, Pittsburgh, Raleigh, Louisville, and other markets operate under brand names such as Rick's Cabaret, XTC, Club Onyx, Vivid Cabaret, Jaguars Club, Tootsie’s Cabaret, and Scarlett’s Cabaret. Sports bars/restaurants operate under the brand name Bombshells Restaurant & Bar.
Media and Investor Contacts
Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com